UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 16, 2007 (November 13, 2007)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On November 16, 2007, Analysts International Corporation (the “Company”) announced that Mark W. Sheffert has resigned from the Company’s Board of Directors effective November 13, 2007.  On November 13, 2007, the Company received Mr. Sheffert’s resignation letter and an accompanying e-mail message.  The full text of the press release, resignation letter and Mr. Sheffert’s November 13, 2007 e-mail message is being filed as Exhibits 99.1, 99.2 and 99.3 to this Current Report and is incorporated by reference as if fully set forth herein.

According to Mr. Sheffert’s November 13, 2007 letter, his resignation was caused by a disagreement about the Company’s views and policies concerning the role, function and support of directors.  The Company and the Board of Directors disagree with Mr. Sheffert’s assessment and agree that it was in the best interests of both parties to part ways.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release entitled “Analysts International Announces Resignation of Director” issued by Analysts International on November 16, 2007.

99.2	Mark W. Sheffert resignation letter dated November 13, 2007 [with letterhead redacted for formatting purposes].

99.3	E-mail message from Mark W. Sheffert accompanying his resignation letter dated November 13, 2007 [redacted to remove e-mail addresses].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 16, 2007	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release entitled “Analysts International Announces Resignation of Director” issued by Analysts International on November 16, 2007.

99.2	Mark W. Sheffert resignation letter dated November 13, 2007 [with letterhead redacted for formatting purposes].

99.3	E-mail message from Mark W. Sheffert accompanying his resignation letter dated November 13, 2007 [redacted to remove e-mail addresses].

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